                                                                    EXHIBIT 2.11

                      MAJORITY WRITTEN CONSENT OF DIRECTORS
                                       of
                                AVE, INCORPORATED
                             (A Nevada Corporation)


The undersigned persons, constituting all of the members of the Board of Directors ("Board") of AVE, INCORPORATED, a Nevada corporation (the "Company"), hereby take the following action by unanimous written consent in lieu of meeting, pursuant to Section 17-16-821 of the Nevada Business Corporation Act:.

     WHEREAS, the Board of Directors, in the interest of establishing headquarters of the Company in Arapahoe County, Colorado and in support of the detail needed to set up a functioning organization hereby finds for the following changes to the bylaws of AVE, Inc.:

     BE IT RESOLVED by the Company's Board of Directors, after giving due consideration to the matters presented for action by means hereof, that:

     1. Changes to the Bylaws of AVE, Inc. The AVE, Inc. Bylaws be changed as shown below:

        Article I, Section 1.      The principal office be changed from Washoe
                                   County, Nevada to Arapahoe County, Colorado.

        Article II, Section 4.     Change the newspaper of general circulation
                                   from one in Washoe County, Nevada to one in
                                   Arapahoe County, Colorado.

        Article III, Section 2.    Change the number of Directors from two to
                                   five.

        Article III, Section 12.   Conduct of meeting be changed from President
                                   to CEO.

        Article IV, Section 1.     Add CEO to the list of officers of the
                                   Company.

        Article IV, Section 3.     Change to say "The Board may elect, and may
                                   empower the CEO to appoint...

        Article IV, Section 6.     Change the first sentence to read, "The
                                   President or Chairman shall be the chief
                                   executive officer and general manager of the
                                   corporation."

     2. Corporate Bank Account. That the Chief Financial Officer shall be authorized to establish a corporate bank account and it shall be required that all checks must have two signatures, one of which must be the Chief Financial Officer. The signatories authorized shall be Dan Smith, Gene Klawetter and George Sullivan.

     3. Stock Compensation Plan. That the Company adopt a Stock Compensation Plan with number of shares authorized not to exceed 1,000,000 shares a copy of which is attached.

     4. Compensatory Stock Option Plan. That the Company adopt a Compensatory Stock Option Plan with number of shares authorized not to exceed 4,000,000 shares a copy of which is attached.

     5. Appointment of Auditor. (a) That the accounting firm of

               Stark Tinter and Associates
               Certified Public Accountants
               5299 DTC Boulevard, Suite 300
               Englewood, CO 80111

        is appointed as the Company's auditor and independent public accountant within the meaning of the rules and regulations of the Securities and Exchange Commission, and (b) no approval of shareholders shall be needed to dismiss such firm as the Company's auditors or from time to time to engage one or more other accounting firms as the Company's auditors, the vote of a majority of the Board of Directors being sufficient for such purpose.

     6. Engagement of Attorney. That the following named individual

               David J. Babiarz
               Overton, Babiarz & Sykes, P.C.
               5675 DTC Parkway, Suite 200
               Englewood, CO 80111

        be appointed as the Company's attorney.

     7. Stock Transfer Agent. That the Board authorize as corporate stock transfer agent

               Corporate Stock Transfer
               Republic Plaza
               370 Seventeenth Street, Suite 2350
               Denver, CO 80202-4614

     8. 504-D Subscription Agreement. That the Board authorize the attached 504-D Subscription Agreement for use with the issuance of 504-D shares.

     9. 144 Restricted Stock Subscription Agreement. That the Board authorize the attached 144 Restricted Stock Subscription Agreement for use with the issuance of 144 Restricted shares.

     FURTHER RESOLVED, to adopt the authorization to issue up to 2,000,000 shares of unrestricted 504-D shares at a price not less than $0.50 per share.

     FURTHER RESOLVED, to modify the Articles of Incorporation of AVE, Inc. to increase the authorized shares from 15,000,000 to 20,000,000 in order to provide for an Employee Stock Option Plan and an Employee Stock Compensation Plan.

     IN WITNESS WHEREOF, the undersigned Directors have evidenced their approval of the above actions and proceedings effective as of the date set forth below.

Dated: January 20, 1998



/s/ R. GENE KLAWETTER                       /s/ TOM ATHANS
-------------------------------             -------------------------------
    R. Gene Klawetter, Chairman                 Tom Athans


Seal


/s/ HENRI HORNBY
--------------------------------
    Henri Hornby